UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2007

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 2, 2007, Cytomedix, Inc., (the “Company”), entered into a Term Sheet Agreement (“Term Sheet”) with Fitch, Even, Tabin & Flannery (“Fitch, Even”) and Robert F. Coleman & Associates (“RCA”), the Company’s patent counsel under the Amended and Restated Retainer Agreement dated July 29, 2003 (“Retainer Agreement”). The purpose of the Term Sheet was to set forth the binding, final agreed-upon terms to be incorporated into one or more definitive agreements between the Company, Fitch, Even and RCA, to provide payment of current and future contingency fees owing to Fitch, Even and RCA under the current Retainer Agreement, and to provide for new provisions for an amendment to the Retainer Agreement. The Term Sheet should allow the Company to significantly bolster its cash flow over the next two years by converting the majority of its contingent legal fee obligations into equity. Also, the Company retains the services of Fitch, Even and RCA to provide representation upon terms amended to reflect the Company’s current business strategy and direction.

Pursuant to the Term Sheet Agreement, the Company will pay Fitch, Even and RCA $90,000, and will issue to Fitch, Even and RCA 1.3 million shares of the Company’s common stock (the “Shares”), and warrants to purchase an additional 975,000 shares of the Company’s common stock (the “Warrants”). The Warrants will have a seven and one half year term. The strike price on the Warrants will be: 325,000 at $1.25 (Group A); 325,000 at $1.50 (Group B); and 325,000 at $1.75 (Group C). The Company may call the Warrants once the subsequent transfer of the stock underlying the warrants is registered and the stock is trading at or above the following call prices for ten consecutive trading days: Group A - $4/share; Group B - $5/share; Group C - $6/share. If the Company exercises its right to call, it shall provide at least forty-five (45) days notice for one-half of the Warrants subject to the call and at least ninety (90) days notice for the remainder of the Warrants subject to the call. The Shares and Warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, within ten (10) business days after the Company receives all necessary authorizations, including that from the American Stock Exchange.

The Company, Fitch, Even and RCA agreed to negotiate and execute a Registration Rights Agreement, pursuant to which Cytomedix will file with the Securities Exchange Commission a registration statement covering resale of the Shares and the additional shares underlying the Warrants within 60 days following the effective date of the Term Sheet. The parties also agreed to negotiate and execute a Shareholder’s Agreement which will contain the following restrictions on the public resale of the Shares and the shares underlying the Warrants: (a) from the date of the Term Sheet until the registration statement is declared effective, no Shares may be publicly sold; (b) 25% of the Shares may be sold on or after the date on which the registration statement is declared effective; (c) an additional 25% may be sold in or after the first fiscal quarter following the end of the fiscal quarter in which the registration statement is declared effective; (d) an additional 25% may be sold in or after the second fiscal quarter following the end of the fiscal quarter in which the registration statement is declared effective; (e) an additional 25% may be sold in or after the third fiscal quarter following the end of the fiscal quarter in which the registration statement is declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.
By: /s/ Andrew Maslan
Andrew Maslan Chief Financial Officer

Date: August 7, 2007